    As filed with the Securities and Exchange Commission on August 20, 1996

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                               QUIDEL CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                   94-2573850
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                    Identification No.)

                           -----------------------

                              10165 MCKELLAR COURT
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-1100
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)

                           -----------------------

                          1996 NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN
                             (Full Title of Plan)

                           -----------------------

                               STEVEN T. FRANKEL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               QUIDEL CORPORATION
                              10165 MCKEILAR COURT
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-1100
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -----------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                               PROPOSED         PROPOSED
                                                               MAXIMUM          MAXIMUM
                                            AMOUNT             OFFERING         AGGREGATE       AMOUNT OF
         TITLE OF SECURITIES                TO BE              PRICE PER        OFFERING       REGISTRATION
          TO BE REGISTERED               REGISTERED(1)         SHARE(2)         PRICE(2)           FEE
- -----------------------------------------------------------------------------------------------------------
 COMMON STOCK, $.001 PAR VALUE          400,000 SHARES         $4.375          $1,750,000        $603.45
===========================================================================================================

(1) There is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) and based on the high and low prices of the Common Stock of Quidel Corporation as reported on August 16, 1996 on the NASDAQ National Market System.

==============================================================================

                                  INTRODUCTION
                                  ------------

         This Registration Statement on Form S-8 is filed by Quidel Corporation (the "Company") relating to 400,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable to eligible non-employee directors of the Company under the Quidel Corporation 1996 Non-Employee Directors Stock Option Plan (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*  Information required by Part I of Form S-8 to be contained in the
   Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

         (c) The description of the Company's Common Stock contained at pages 61 through 64 of the Company's Definitive Proxy Statement dated January 1, 1991, relating to the Company's Annual Meeting of Stockholders held on January 30, 1991, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation and Amended and Restated Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

         The General Corporation Law of the State of Delaware (the "Delaware GCL") provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

         To implement the provisions of the Delaware GCL and the Company's Certificate of Incorporation and Amended and Restated Bylaws, the Company has entered into Indemnification Agreements with its directors and officers.
Absent the Indemnification Agreements, the indemnification that might be available to directors and officers could be changed by amendment to the Company's Certificate of Incorporation and Amended and Restated Bylaws. The Indemnification Agreements require that the Company indemnify an officer or director who is a party to (or is threatened to be made a party to) any action, suit or proceeding by reason of (a) the fact that such person is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, (b) any action or inaction on the part of such person while an officer or director or (c) the fact that such person is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. The Company's indemnification obligation does not apply, however, to claims where the officer or director (i) is adjudged to be liable to the Company (unless a court of competent jurisdiction determines that indemnification is proper), (ii) initiated or brought the claim voluntarily (except certain proceedings brought in good faith to establish or enforce a right to indemnification), (iii) is paid directly under an insurance policy maintained by the Company, or (iv) is required to account for profits in fact made from the purchase or sale of securities of the Company under Section 16(b) of the Exchange Act.

         The Company may seek directors and officers liability insurance against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1 Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated February 26, 1991, and incorporated herein by reference)

         4.2 Certificate of Designations of the Series B Preferred Stock of the Company (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated January 5, 1995, and incorporated herein by reference)

         4.3     Amended and Restated Bylaws of the Company (filed as Exhibit
                 3.2 to the Company's Current Report on Form 8-K dated June 16, 1995, and incorporated herein by reference)

         5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

         23.1    Consent of Ernst & Young LLP, independent auditors

         23.2    Consent of Counsel (contained in Exhibit 5 hereto)

         24      Power of Attorney (contained on signature page hereto)


ITEM 9. UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 6, 1996.


                                           QUIDEL CORPORATION


                                           By: /s/  STEVEN T. FRANKEL
                                               --------------------------------
                                                    Steven T. Frankel
                                                    President and Chief
                                                    Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints STEVEN T. FRANKEL and STEVEN C. BURKE his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


 SIGNATURE                                                  TITLE                           DATE
 ---------                                                  -----                           ----
  /s/ RICHARD C.E. MORGAN
- -------------------------------------               Chairman of the Board               August 6, 1996
      Richard C.E. Morgan


 /s/  STEVEN T. FRANKEL                     President and Chief Executive Officer       August 6, 1996
- -------------------------------------           (Principal Executive Officer)
      Steven T. Frankel                                  and Director




 /s/  STEVEN C. BURKE                              Vice President-Finance and           August 6, 1996
- -------------------------------------         Administration and Chief Financial
      Steven C. Burke                          Officer (Principal Financial and
                                                     Accounting Officer)



 /s/  JOHN D. DIEKMAN, Ph.D.                              Director                      August 6, 1996
- -------------------------------------
      John D. Diekman, Ph.D.


 /s/  THOMAS A. GLAZE                                     Director                      August 6, 1996
- -------------------------------------
      Thomas A. Glaze



 /s/  MARY LAKE POLAN, M.D., Ph.D.                        Director                      August 6, 1996
 ---------------------------------
      Mary Lake Polan, M.D., Ph.D


 /s/  FAYE WATTLETON                                      Director                      August 6, 1996
- ----------------------------------
      Faye Wattleton


 /s/  ROGER F. GREAVES                                    Director                      August 6, 1996
- ----------------------------------
      Roger F. Greaves


 /s/  ROCKELL N. HANKIN                                   Director                      August 6, 1996
- ----------------------------------
      Rockell N. Hankin


 /s/  MARGARET G. McGLYNN, R.Ph.                          Director                      August 7, 1996
- ----------------------------------
      Margaret G. McGlynn, R.Ph.

                                 EXHIBIT INDEX



       Exhibit No.       Description
       -----------       -----------
         4.1*            Certificate of Incorporation of the Company, as amended


         4.2*            Certificate of Designations of the Series B Preferred Stock of the Company


         4.3*            Amended and Restated Bylaws of the Company


         5               Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered


         23.1            Consent of Ernst & Young LLP, independent auditors


         23.2            Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)


         24              Power of Attorney (contained on signature page hereof)

- -----------------------
*  Incorporated herein by reference.  See sequentially numbered page 4.